ENB Financial Corp 2014 Annual Shareholders Meeting May 6, 2014

» Welcome » Reading of the Minutes » Certify Voting Activity » Vote on Matters of the Proxy Statement » Discussion of Company Condition • President’s Remarks • Financial Review » Questions & Answers » Voting Results » Adjournment Agenda

» Aaron L. Groff, Jr. • President, CEO and Board Chairman – ENB Financial Corp and Ephrata National Bank » Paul W. Wenger • Vice President and Corporate Secretary – ENB Financial Corp • Senior Vice President and Cashier – Ephrata National Bank » Scott E. Lied • Treasurer – ENB Financial Corp • Senior Vice President and Chief Financial Officer – Ephrata National Bank Presenters

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Meeting Certification

» Elect three (3) Class C directors to serve a three - year term Matters of Proxy Election of Directors – Class C Susan Y. Nicholas Mark C. Wagner Paul W. Wenger

Current Directors Continuing Directors – Class A Aaron L. Groff, Jr. Brian K. Reed Paul M. Zimmerman, Jr. Continuing Directors – Class B Willis R. Lefever Donald Z. Musser Judith A. Weaver

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Voting Process

Voting Process Proxy Holders » Janice S. Eaby » John H. Shuey Judges of Election » Richard H. Binner » Roger S. Kline » William M. Rohrbach

Presented by: Aaron L. Groff, Jr. President & CEO - ENB Financial Corp President’s Remarks

» To remain an independent community bank of undisputed integrity, serving the communities of Northern Lancaster County and beyond. » To offer state - of - the - art financial products and services of high quality and value at an affordable price. » To provide unsurpassed personal service, delivered by a highly dedicated professional team. Mission Statement

Investing in Tomorrow

Growing Branches – Leola

Growing Branches - Myerstown

Growing Technology

Growing Loans

Branding

Investing in Tomorrow

Presented by: Scott E. Lied Treasurer - ENB Financial Corp Financial Condition

» Unaudited Financial Information • Some of the following slides do present financial information that is unaudited. Therefore, this information is subject to adjustments that could be necessary upon completion of the annual audit. » Forward Looking Statements • Some of the material and/or language used in this presentation would be considered as a forward looking statement. Management is not obligated to update these forward looking statements. Disclosures

Net Income 4,300 6,345 7,148 7,642 7,710 0 2,000 4,000 6,000 8,000 2009 2010 2011 2012 2013 Dollars in Thousands

Core Earnings Items Dollars In Thousands 2013 $ 2012 $ Increase/(Decrease) $ Net Interest Income 21,524 21,854 (330) Other Income * 6,180 6,337 (157) Operating Expense 21,935 21,169 766 *Net of Security Gains

Security Gains 175 972 1,500 940 3,217 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2009 2010 2011 2012 2013 Dollars in Thousands

Provision (Credit) for Loan Losses 2,920 1,800 1,575 (975) (225) -1,500 -1,000 -500 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2009 2010 2011 2012 2013 Dollars in Thousands

Performance Ratios 2013% 2012 % Return on Average Assets 0.96 0.98 Return on Average Equity 8.92 8.87 Average Equity Ratio 10.78 11.11 Net Interest Margin 3.17 3.35 Efficiency Ratio 73.36 69.53

Per Share Data 2013 2012 Earnings Per Share $2.70 $2.68 Dividends Per Share $1.04 $1.00 Dividend Payout Ratio 38.52% 37.31%

Peer Analysis – Performance* Measurement ENBP** % PA Bank Peer % Return of Average Assets (LTM) 0.96 0.75 Return on Average Equity (LTM) 9.03 7.36 Price to Earnings (LTM) 11.08 16.77 Price to Tangible Book 1.02 1.23 Dividend Yield (LTM) 3.49 2.61 *As of December 31, 2013 **Data from McAdams Wright Ragen’s Q4 2013 Community Bank Report

Peer Analysis – Performance* Measurement ENBP** % PA Bank Peer % Loans/Deposits 65.62 78.35 Non - Interest Deposits/Total Deposits 26.39 13.76 Equity to Assets 10.31 10.23 Non - Performing Assets/Total Assets 0.17 1.47 Allowance for Loan Losses/Net Loans 1.67 1.50 *As of December 31, 2013 **Data from McAdams Wright Ragen’s Q4 2013 Community Bank Report

Loan Growth • Total Loans up $23.9 million (5.8%) • Total Ag Loans up $27.9 million (27.7%) • Real Estate Ag Loans up $29.0 million (34%)

Breakdown of Ag Loans by County County 12/31/13 $* % of Total Lancaster 66,804 51.0 Lebanon 31,042 23.7 Berks 25,731 19.6 Other Counties 7,502 5.7 Total 131,079 100.0 *Dollars in Thousands. Based on Ag sector NAICS codes

First Quarter Results Q1 2014 » Earnings: $ 1.85 million, 8.5% decrease » 0.92% ROA » Net Interest Margin: 3.23% vs. 3.22% Q4 13 » Security Gains: $663,000 vs. $918,000 (Q1 2013) » Credit Provision: $ 200,000 vs. $50,000 (Q1 2013)

2014 Financial Challenges » Highly Competitive Lending Environment » Increasing Asset Yield » Further Margin Improvement » Increased Regulatory Burden

2014 Financial Opportunities » Market Opportunities » Agriculture Lending Strength » Expanded Mortgage Program » Increasing Margin

Questions & Answers

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Voting Results

We Care • C ourteous • A ccurate • R esponsive • E mpowered Presented by: Aaron L. Groff, Jr. President & CEO - ENB Financial Corp

Adjournment Thank you!